Exhibit 99.2

Enertopia Corporation Reports Drilling Has Intersected Extensive Lithium Deposit

Kelowna, British Columbia--(Newsfile Corp. - August 18, 2022) - Enertopia Corporation (OTCQB: ENRT) ("Enertopia'' or the "Company") a company focused on building shareholder value through a combination of our Nevada Lithium claims, intellectual property, & patents in the green technology space, is very pleased to provide the following update.

Enertopia is delighted to report the following drilling update.  As of August 12th, the complete assays from all 10 drill holes from the June drilling program have been received and analyzed.

Drill hole location map West Tonopah project:

Drill hole DH22-10 was drilled to a depth of 170 feet, with an average Li grade of 831 PPM from 70 feet to the end of hole (EOH) at 170 feet, including an average lithium grade of 1045 PPM in the last 10 feet of the hole. DH22-10 was a step-out hole drilled 2,100 feet southwest of DH22-08. Hole DH22-10 confirms the higher-grade lithium claystone horizons intersected in previous drill holes reported on July 11th, 2022.  These higher-grade lithium horizons can be traced for over 5,900 feet north to south and are open at depth. This fence of drill holes appears to have intersected a continuous section of stacked lithium bearing claystone horizons. As a result of this discovery, we are excited about the next phase of drilling to take place on the project.

Drill hole DH22-04 was drilled to 190 feet and intersected a lower claystone horizon of 160 feet in thickness and 750 feet east of the higher-grade claystone in Hole DH22-01 suggesting the hole may have been drilled across a fault or on a different structural block of lithium bearing claystone.

Hole DH22-20 was drilled 6,500 feet east of hole DH22-07 and intersected 150 feet of 441 PPM Li.

Drill Holes reported today

HOLE #	From ft	To ft	PPM Li Avg	PPM Li high Assay	Claystone Horizon type	Comments
DH22-04	30	190	408	630	Brown, Gray claystone
Including	180	190	330			EOH
DH22-10	70	170	831	1,450	Green silty claystone
Including	160	170	1,045			EOH
DH22-16	60	90	515	710	Green to black claystone
	120	200	411	635
Including	190	200	635		Black claystone	EOH
DH22-19	90	200	437	660	Green to black claystone
Including	190	200	420			EOH
DH22-20	50	200	441	610	Green to black claystone
Including	190	200	535		Black claystone	EOH

Drill Holes reported July 11, 2022

HOLE #	From ft	To ft	PPM Li Avg	PPM Li high Assay	Claystone Horizon type	Comments
DH22-01	13.0	120	738	1,120	Light green claystone
Including	100	120	905			EOH
DH22-05	32.5	120	799	1,140	Light green claystone
Including	110	120	935			EOH
DH22-06	47.5	120	842	1,290	Light green claystone
Including	112.5	120	880			EOH

DH22-07	40	120	772	1,050	Light green claystone
DH22-07	110	120	785			EOH
DH22-08	20	120	740	1,070	Light green claystone
Including	112	120	590			EOH

EOH means end of drilled hole

OBSERVATIONS:

Overburden varied from 13 feet to a maximum of 90 feet on the above holes. We are very pleased to have encountered good near surface grades of Lithium claystone covering an area of over 5,900 feet North-South as outlined in drill holes DH22-07,06,05,01,08,10 respectively. The drill hole distance from west to east was approximately 1,000 feet with the opportunity to expand on these dimensions in future drilling.

This drill program confirms the lithium claystone horizon was far thicker than originally expected and remains open at depth. Deeper drilling will need to be conducted in the future to determine the extent of the enriched light green claystone horizon and potential of additional claystone horizons at depth.

All ten holes in the drilling program ended in claystone mineralization with values ranging from 330 ppm li to 1,045 ppm li, suggesting a potentially significant lithium claystone deposit underlies our West Tonopah lithium project.

Data from the drill program suggests local normal faulting and structuring occurs in the area.  Additional stratigraphic work and correlation of lithium bearing claystone units will be part of the future work program to understand the geologic setting and structural framework related to clay deposition, volcanic activity and structural history in the area.  Faulting is known to occur on the TLC project 1.5 miles north of our claims which has similar geological and structural aspects as seen on our property.

CONCLUSIONS:

The recent drill program demonstrates an extensive and promising near surface lithium bearing claystone sequence is continuous across the project area that has been tested, with lithium grades averaging 787 ppm lithium content with higher average grades of 856 ppm lithium occurring near the EOH suggesting lithium grades may be increasing at depth.  All drill holes ended in lithium bearing claystone indicating that additional holes and deeper drilling will be required to fully understand the grade, thickness and geometry of the lithium bearing claystone horizons underlying the property.

MANAGEMENT UPDATE AND CHANGES:

Today the company is pleased to report that based on the positive corporate developments this year and the successful drilling program completed at West Tonopah, NV. That two directors have been appointed to the board along with a new CFO.

Mr. Kevin Brown is rejoining the Board and Mr. John Nelson will now be joining the Board of directors. Furthermore Mr. Nelson with his extensive geological and geophysical background of over 40yrs in international hydrocarbon and mineral exploration/development will assist in moving the West Tonopah & other potential mineral opportunities forward.

Mr. Allan Spissinger has assumed the responsibility of CFO. Allan has worked within the (IT) sector for over a decade; specializing in corporate IT infrastructure and software development projects. Mr. Spissinger joined the audit and assurance department at PricewaterhouseCoopers (PwC) where he obtained his Chartered Professional Accountant (CPA) designation focusing on financial reporting and Sarbanes-Oxley (SOX) compliance in the following sectors: resources, manufacturing and technologies.

"I am extremely pleased that Allan has joined our growing team and after five years of holding the interim CFO title I am more than happy to resign from the interim CFO position. In addition, with John taking on a bigger role on the mineral exploration side it will allow me more time on the technology side to oversee work with our clean energy consultants on our growing list of clean energy pending patents and prototype units entering the buildout phase." Stated President Robert McAllister.

For additional project details please visit our website at https://enertopia.com/

The Qualified Person:

The technical data in this news release have been reviewed by Douglas Wood, P.Geol a qualified person under the terms of NI 43-101.

All samples were submitted to ALS Global in Reno, Nev., for analysis by ME-ICP61 plus Lithium. standards were inserted into the sample sequences at random intervals.

About Enertopia

Defines itself as an Environmental Solutions Company focused on using modern technology on extracting lithium and verifying or sourcing other intellectual property in the EV & green technologies to build shareholder value.

Enertopia shares are quoted in the United States on the OTC Markets under ticker symbol ENRT. For additional information, please visit www.enertopia.com or call Robert McAllister, the President at 1-888-ENRT201.

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its mining or technology projects, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes in the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. There can be no assurance that the West Tonopah project will ultimately have a drill defined resource and if so that that resource will be economic. User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

The OTCQB has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.